UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 10, 2025

GROWGENERATION CORP.
(Exact name of registrant as specified in its charter)

Colorado	333-207889	46-5008129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5619 DTC Parkway, Suite 900
Greenwood Village, CO 80111
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (800) 935-8420

N/A
(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GRWG	The NASDAQ Stock Market LLC

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant's Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

On July 10, 2025, GrowGeneration Corp. (the “Company”) dismissed Grant Thornton LLP (“Grant Thornton”) as the Company's independent registered public accounting firm. The dismissal was approved by the Audit Committee (the “Audit Committee”) of the board of directors of the Company.

The reports of Grant Thornton on the Company's consolidated financial statements for the fiscal years ended December 31, 2024 and 2023 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that in connection with the audit of the Company’s internal control over financial reporting as of December 31, 2024 and 2023, Grant Thornton’s opinion concluded that the Company did not maintain, in all material respects, effective internal control over financial reporting as of December 31, 2024 and 2023 because of the material weaknesses disclosed in the Company’s annual reports on Form 10-K for the periods then ended.

During the fiscal years ended December 31, 2024 and 2023, and through July 10, 2025, there have been no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Grant Thornton would have caused Grant Thornton to make reference thereto in its reports on the consolidated financial statements for such years. During the fiscal years ended December 31, 2024 and 2023 and through July 10, 2025, there have been no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except that in connection with the audit of the Company’s internal control over financial reporting as of December 31, 2024 and 2023, Grant Thornton’s opinion concluded that the Company did not maintain effective internal control over financial reporting as of December 31, 2024 and 2023.

The Company provided Grant Thornton with a copy of the disclosure it is making herein in response to Item 304(a) of Regulation S-K, and requested that Grant Thornton furnish the Company with a copy of its letter addressed to the Securities and Exchange Commission (the “SEC”), pursuant to Item 304(a)(3) of Regulation S-K, stating whether or not Grant Thornton agrees with the statements related to them made by the Company in this report. A copy of Grant Thornton's letter to the SEC dated July 11, 2025 is attached as Exhibit 16.1 to this report.

(b) Newly Engaged Independent Registered Public Accounting Firm

On July 10, 2025, the Company appointed BDO USA, LLP (“BDO”) as the Company's new independent registered public accounting firm, effective immediately, to perform independent audit services for the fiscal year ending December 31, 2025 and the related interim periods. The appointment of BDO was approved by the Audit Committee. During the fiscal years ended December 31, 2024 and 2023, and through July 10, 2025, neither the Company, nor anyone on its behalf, consulted with BDO regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of the Company, and no written report or oral advice was provided to the Company by BDO that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
16.1	Letter of Grant Thornton LLP dated July 11, 2025
104	Cover Page Interactive Data File, formatted XBRL Document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	July 14, 2025	GrowGeneration Corp.

		By:	/s/ Darren Lampert
		Name:	Darren Lampert
		Title:	Chief Executive Officer